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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statements (Nos. 333-190309, 333-162807, 333-146459, 333-75728, 333- 44907 and 333-30396) on Form S-8 of Iteris, Inc. of our report dated June 17, 2015, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Iteris, Inc. and subsidiary for the year ended March 31, 2016.

/s/ RSM US LLP
Irvine, California
June 17, 2016

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm